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                  CERTIFICATIONS PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002


David G. Booth, Principal Executive Officer, and Michael T. Scardina, Principal Accounting Officer, of DFA Investment Dimensions Group Inc., a Maryland corporation (the "Registrant"), each certify that:

1. The Registrant's periodic report on Form N-CSR for the period ended May 31, 2003 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


By: /s/ David G. Booth
    -----------------------
    David G. Booth
    Principal Executive Officer
    DFA Investment Dimensions Group Inc.

Date: 8/5/03
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By: /s/ Michael T. Scardina
    -----------------------
    Michael T. Scardina
    Principal Accounting Officer
    DFA Investment Dimensions Group Inc.

Date: 8/7/03
     ----------------------